Exhibit 25(d)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 9th Floor
Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Annette Morgan

U.S. Bank Trust National Association

300 Delaware Avenue, 9th floor

Wilmington, DE 19801

Telephone (302) 576-3706

(Name, address and telephone number of agent for service)

Ameriprise Capital Trust III

(Exact name of obligor as specified in its charter)

Delaware	45-6157644
(State or other jurisdiction of	(I. R. S. Employer
incorporation or organization)	Identification No.)

55 Ameriprise Financial Center
Minneapolis, MN	55474
(Address of principal executive offices)	(Zip Code)

Preferred Securities

FORM T-1

Item 1.            GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.               Not applicable because, to the best of Trustee’s knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.               A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.               A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.               Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.               Report of Condition of the Trustee as of December 31, 2011, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.               Not applicable.

9.               Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, State of Delaware on the 27th day of April, 2012.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Annette Morgan
Name:	Annette Morgan
Title:	Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of December 31, 2011

($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)		10,292
b. Interest-bearing balances (2)		525,460
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)		0
b. Available-for-sale securities (from Schedule RC-B, column D)		0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold		0
b. Securities purchased under agreements to resell (3)		0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale		0
b. Loans and leases, net of unearned income	0
c. LESS: Allowance for loan and lease losses	0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		0
5. Trading assets (from Schedule RC-D)		0
6. Premises and fixed assets (including capitalized leases)		297
7. Other real estate owned (from Schedule RC-M)		0
8. Investments in unconsolidated subsidiaries and associated companies		0
9. Direct and indirect investments in real estate ventures		0
10. Intangible assets:
a. Goodwill		16,000
b. Other intangible assets (from Schedule RC-M)		2,944
11. Other assets (from Schedule RC-F)		22,710
12. Total assets (sum of items 1 through 11)		577,703

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)		0
	(1) Noninterest-bearing (1)	0
	(2) Interest-bearing	0
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (2)		0
	b. Securities sold under agreements to repurchase (3)		0
15.	Trading liabilities (from Schedule RC-D)		0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		0
17.	and 18. Not applicable
19.	Subordinated notes and debentures (4)		0
20.	Other liabilities (from Schedule RC-G)		17,441
21.	Total liabilities (sum of items 13 through 20)		17,441
22.	Not applicable

EQUITY CAPITAL
	Bank Equity Captal
23.	Perpetual preferred stock and related surplus		0
24.	Common stock		1,000
25.	Surplus (excludes all surplus related to preferred stock)		466,570
26.	a. Retained earnings		92,692
	b. Accumulated other comprehensive income (5)		0
	c. Other equity capital components (6)		0
27.	a. Total bank equity capital (sum of items 23 through 26.c)		560,262
	b. Noncontrolling (minority) interests in consolidated subsidiaries		0
28.	Total equity capital (sum of items 27.a and 27.b)		560,262
29.	Total liabilities and equity capital (sum of items 21 and 28)		577,703